UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): June 19, 2012

Pershing Gold Corporation
(exact name of registrant as specified in its charter)

Nevada	000-54710	26-0657736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1658 Cole Boulevard Building 6 – Suite 210 Lakewood, Colorado	80401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 705-9357

(Former name or former address, if changed since last report)

Copies to:
Harvey J. Kesner, Esq.
61 Broadway, 32nd Floor
New York, NY 10006
Telephone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 3.02                  Unregistered Sales of Equity Securities

On June 19, 2012, Pershing Gold Corporation (the “Company”) issued 12,500,000 shares of its common stock “Common Stock”) in a private placement (the “Private Placement”) to Coeur d’Alene Mines Corporation and Frost Gamma Investments Trust (the “Purchasers”) for an aggregate purchase price of $4,000,000.

The Common Stock was sold pursuant to a subscription agreement dated June 19, 2012 (the “Subscription Agreement”) between the Company and the Purchasers. The Subscription Agreement contained customary terms regarding, among other things, representations and warranties and indemnification.

In connection with the Private Placement, the Company and the Purchasers entered into a registration rights agreement dated June 19, 2012 (the “Registration Rights Agreement”) which provides the Purchasers certain rights relating to the registration of the Common Stock under the Securities Act. Pursuant to the Registration Rights Agreement, at any time after December 19, 2012, the Purchasers have the right to require the Company to file a registration statement under the Securities Act to register the Common Stock. In addition, if the Company registers any of its equity securities under the Securities Act of 1933, as amended (the "Securities Act"), the Company is required to give the Purchasers prompt notice of its intention to do so, and the Purchasers may request the Common Stock to be included in the registration statement.

In connection with the Private Placement, on June 19, 2012, Frost Gamma Investments Trust entered into a Conversion Agreement (the “Conversion Agreement”) pursuant to which Frost Gamma Investments Trust agreed to convert 3,284,396 shares of the Company’s Series C Preferred Stock (representing 100% of the Company's Series C Preferred Stock outstanding) into 10,263,738 shares of Common Stock and 6,086,968 shares of Series D Preferred Stock (representing 100% of the issued and outstanding Series D Preferred Stock) into 19,021,775 shares of its Common Stock. In connection with, and as further consideration for, the foregoing conversion, the Company issued Frost Gamma Investments Trust an additional 3,000,000 shares of Common Stock. The Series C Preferred Stock and Series D Preferred Stock are governed by certain beneficial ownership blockers preventing the holder from converting such securities to the extent such conversion would cause the holder to beneficially hold in excess of 9.99% of the Company's issued and outstanding Common Stock. Pursuant to the terms of the Conversion Agreement, Frost Gamma Investments Trust provided 61 days' notice of the waiver of such beneficial ownership blockers and accordingly, Frost Gamma Investments Trust will only receive such number of shares as would cause it to beneficially own 9.99% of the Company's Common Stock and will receive and beneficially own the balance of such shares of Common Stock in 61 days.

In connection with the Private Placement, the Company paid fees of $150,000 and issued 234,375 shares of its Common Stock to a placement agent as consideration for certain placement agent services.

Copies of the Subscription Agreement, the Registration Rights Agreement and the Conversion Agreement are filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively.  The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the text of the exhibits.

The Company issued the foregoing shares of common stock in reliance on the exemption from registration under the Securities Act set forth in Section 4(2) thereof and Rule 506 of Regulation D.

Item 9.01.                      Financial Statements and Exhibits.

(d)           The following are filed as exhibits to this report on Form 8-K.

Exhibit No.	Description
10.1	Subscription Agreement, dated June 19, 2012, among Pershing Gold Corporation, Coeur d'Alene Mines Corporation and Frost Gamma Investments Trust.
10.2	Registration Rights Agreement, dated June 19, 2012, among Pershing Gold Corporation, Coeur d’Alene Mines Corporation and Frost Gamma Investments Trust.
10.3	Conversion Agreement, dated June 19, 2012, between Pershing Gold Corporation and Frost Gamma Investments Trust.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2012

PERSHING GOLD CORPORATION

By:	/s/ Stephen Alfers
Stephen Alfers
Chief Executive Officer, President and Chairman